                                                                    EXHIBIT 10.4


               INTERIM SERVICES AND SYSTEMS REPLICATION AGREEMENT

                                  by and among

                                  AT&T CORP.,

                            LUCENT TECHNOLOGIES INC.

                                      and

                                NCR CORPORATION

               INTERIM SERVICES AND SYSTEMS REPLICATION AGREEMENT

                               TABLE OF CONTENTS

ARTICLE I DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2
   1.1 Additional Services  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2
   1.2 Corporate Support Services . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2
   1.3 Data Processing Services . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2
   1.4 Expiration Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2
   1.5 Impracticable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2
   1.6 Initial Services . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2
   1.7 Providing Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2
   1.8 Receiving Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2
   1.9 Representative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2
   1.10 Service . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2
   1.11 System  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2
   1.12 System Error. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2
   1.13 Systems Replication and Transfer Services . . . . . . . . . . . . . . . . . . . . . . . . .      2
   1.14 Telecommunications Services . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2
   1.15 Termination Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3

ARTICLE II SERVICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
   2.1 Services . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
       (a) Initial Services . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
           (i) Data Processing Services   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
           (ii) Telecommunications Services . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
           (iii) Corporate Support Services . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
           (iv) Systems Replication and Transfer Services . . . . . . . . . . . . . . . . . . . . .      3
       (b) Final Exhibits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
       (c) Additional Services  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4
       (d) Services Performed by Others . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4
   2.2 Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4
   2.3 Charges and Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
       (a) Charges for Initial Services . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
       (b) Charges for Additional Services  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
       (c) Payment Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6
       (d) Performance under Ancillary Agreements . . . . . . . . . . . . . . . . . . . . . . . . .      6
       (e) Error Correction; True-ups; Accounting . . . . . . . . . . . . . . . . . . . . . . . . .      6
       (f) Pricing Adjustments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6

   2.4 General Obligations; Standard of Care  . . . . . . . . . . . . . . . . . . . . . . . . . . .      7
       (a) Performance Metrics:  Providing Company  . . . . . . . . . . . . . . . . . . . . . . . .      7
       (b) Performance Metrics:  Receiving Company  . . . . . . . . . . . . . . . . . . . . . . . .      7
       (c) Transitional Nature of Services; Changes . . . . . . . . . . . . . . . . . . . . . . . .      7
       (d) Responsibility for Errors; Delays  . . . . . . . . . . . . . . . . . . . . . . . . . . .      7
       (e) Good Faith Cooperation; Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8
       (f) Alternatives . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8
   2.5 Certain Limitations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9
       (a) Service Boundaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9
       (b) Impracticability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9
       (c) Additional Resources.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9
       (d) No Sale, Transfer, Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9
   2.6 Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9
       (a) Information Subject to Other Obligations . . . . . . . . . . . . . . . . . . . . . . . .      9
       (b) All Information Confidential . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9
       (c) Internal Use; Title; Copies, Return  . . . . . . . . . . . . . . . . . . . . . . . . . .      9
   2.7 Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     10
       (a) Receiving Company Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     10
       (b) Providing Company Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     10
       (c) Termination of Less than All Services  . . . . . . . . . . . . . . . . . . . . . . . . .     11
       (d) User IDs, Passwords  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     11
   2.8 Disclaimer of Warranties, Limitation of Liability and Indemnification  . . . . . . . . . . .     11
       (a) Disclaimer of Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     11
       (b) Limitation of Liability; Indemnification of Receiving Company  . . . . . . . . . . . . .     11
       (c) Limitation of Liability; Indemnification of Providing Company  . . . . . . . . . . . . .     11
       (d) Subrogation of Rights vis-a-vis Third Party Contractors  . . . . . . . . . . . . . . . .     12
   2.9 Representative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     12

ARTICLE III MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     12
   3.1 Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     12
   3.2 Laws and Governmental Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     12
   3.3 Relationship of Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     13
   3.4 Incorporation of Provisions of the Separation and Distribution Agreement . . . . . . . . . .     13
   3.5 Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     13
   3.6 References . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     13
   3.7 Modification and Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     14
   3.8 Inconsistency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     14

               INTERIM SERVICES AND SYSTEMS REPLICATION AGREEMENT


                 THIS INTERIM SERVICES AND SYSTEMS REPLICATION AGREEMENT, dated as of February 1, 1996 (the "Effective Date"), is by and among AT&T Corp., a New York corporation ("AT&T"), Lucent Technologies Inc., a Delaware corporation ("Lucent"), and NCR Corporation, a Maryland corporation ("NCR"). Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in Article I hereof or as assigned to them in the Separation and Distribution Agreement (as defined below).

                 WHEREAS, the Board of Directors of AT&T has determined that it is in the best interests of AT&T and its shareholders to separate AT&T's existing businesses into three independent businesses;

                 WHEREAS, in order to effectuate the foregoing, AT&T, Lucent and NCR have entered into a Separation and Distribution Agreement, dated as of the date hereof (the "Separation and Distribution Agreement"), which provides, among other things, subject to the terms and conditions thereof, for the Separation of the Lucent Assets and Lucent Liabilities, the IPO, the Distribution and the execution and delivery of certain other agreements in order to facilitate and provide for the foregoing; and

                 WHEREAS, in order to ensure an orderly transition under the Separation and Distribution Agreement it will be necessary for one or more of the parties to provide to one or both of the other parties the Services described herein for a transitional period.

                 NOW, THEREFORE, in consideration of the premises and for other good and valid consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

                 For the purpose of this Agreement the following terms shall have the following meanings:

                 1.1 ADDITIONAL SERVICES shall have the meaning set forth in subsection 2.1(c).

                 1.2 CORPORATE SUPPORT SERVICES shall mean the Services described in the Exhibits set forth in subsection 2.1(a)(iii).

                 1.3 DATA PROCESSING SERVICES shall mean the Services described in the Exhibits set forth in Subsection 2.1(a)(i).

                 1.4      EXPIRATION DATE shall have the meaning set forth in
Section 2.2.

                 1.5 IMPRACTICABLE (and words of similar import) shall have the meaning set forth in subsection 2.5(b).

                 1.6 INITIAL SERVICES shall have the meaning set forth in subsection 2.1(a).

                 1.7 PROVIDING COMPANY shall mean, with respect to any particular Service, the entity or entities identified on the applicable Exhibit as the party to provide such Service.

                 1.8 RECEIVING COMPANY shall mean, with respect to any particular Service, the entity or entities identified on the applicable Exhibit as the party to receive such Service.

                 1.9 REPRESENTATIVE of any party shall mean a managerial level employee appointed by such party to have the responsibilities and authority set forth in Section 2.9.

                 1.10 SERVICE shall have the meaning set forth in subsection 2.1(c).

                 1.11 SYSTEM shall mean the software, hardware, data store or maintenance and support components or portions of such components of a set of information technology assets identified in an Exhibit hereto.

                 1.12 SYSTEM ERROR shall have the meaning set forth in subsection 2.4(d)(iii).

                 1.13 SYSTEMS REPLICATION AND TRANSFER SERVICES shall mean the Services described in the Exhibits set forth in subsection 2.1(a)(iv).

                 1.14 TELECOMMUNICATIONS SERVICES shall mean the Services described in the Exhibits set forth in subsection 2.1(a)(ii).

                 1.15     TERMINATION DATE shall have the meaning set forth in
Section 2.2.


                                   ARTICLE II
                                    SERVICES

                 2.1      SERVICES.

                 (a) INITIAL SERVICES. Except as otherwise provided herein, for the term determined pursuant to Section 2.2 hereof, Providing Company shall provide or cause to be provided to Receiving Company, in each case as identified in the Exhibits attached hereto or subsequently agreed to prior to the Closing Date in accordance with the procedures set forth herein, the following "Initial Services":

                          (i)     DATA PROCESSING SERVICES described in
Exhibits DP-1 through DP-8;

                          (ii)    TELECOMMUNICATIONS SERVICES described in
Exhibits TC-1 through TC-15;

                          (iii)   CORPORATE SUPPORT SERVICES described in
Exhibits 001(CFO) through CS-050(CFO), CS-201(HR) through CS-264(HR); CS-301(GPO) through CS-332(GPO), CS-401(GRE) through CS-440(GRE), CS-501(L&GA) through CS-524(L&GA), CS-601(PR) through CS-606 (PR), CS-701 (E&S) through CS-714(E&S), CS-801(BL) through CS-823(BL) and CS-901(GEN) through CS-905(GEN), as more fully identified in the list preceding each series of Exhibits hereto; and

                          (iv)    SYSTEMS REPLICATION AND TRANSFER SERVICES
described in Exhibits SR-001(CFO) through SR-182(CFO), SR-201(HR) through SR-236(HR), SR-301(GPO) through SR-324(GPO), SR-401(GRE) through SR-423(GRE), SR-501(L&GA) through SR-559(L&GA), SR-701(E&S) through SR-717(E&S) and SR-801(BL) through SR-809(BL).

                 (b) FINAL EXHIBITS. The parties have made good faith efforts as of the date hereof to identify each Initial Service and complete the content of each Exhibit pertaining to the Initial Services. To the extent an Exhibit has not been prepared for an Initial Service or an Exhibit is otherwise incomplete as of the date hereof, the parties shall use good faith efforts to prepare or complete Exhibits by the Closing Date. Any Services reflected on any such additional or amended Exhibit shall be deemed an "Initial Service" as if set forth on such Exhibit as of the date hereof.

                 (c)      ADDITIONAL SERVICES.

                          (i)     From time to time after the Closing Date, the
parties may identify additional services that one party will provide to one or both of the other parties in accordance with the terms of this Agreement (the "Additional Services" and, together with the Initial Services, the "Services"). The parties shall create an Exhibit for each Additional Service setting forth the identities of the Providing Company and the Receiving Company, a description of the Service, the time period during which the Service will be provided, the charge, if any, for the Service and any other terms applicable thereto and obtain the approval of each party's Representative. Except as set forth in subsection 2.1(c)(ii), the parties may, but shall not be required to, agree on Additional Services during the term of this Agreement.

                          (ii)    Except as set forth in the next sentence, the
Providing Company shall be obligated to perform, at charges established pursuant to subsection 2.3(b), any Additional Service that: (A) was provided by the Providing Company immediately prior to the Closing Date and that Receiving Company reasonably believes was inadvertently or unintentionally omitted from the list of Initial Services or (B) is essential to effectuate an orderly transition under the Separation and Distribution Agreement unless such performance would significantly disrupt Providing Company's operations or materially increase the scope of its responsibility under this Agreement. If Providing Company reasonably believes the performance of Additional Services required under subparagraphs (A) or (B) would significantly disrupt its operations or materially increase the scope of its responsibility under this Agreement, the Providing Company and Receiving Company shall negotiate in good faith to establish terms under which Providing Company can provide such Additional Services, but the Providing Company shall not be obligated to provide such Additional Services if, following good faith negotiation, it is unable to reach agreement on such terms.

                 (d) SERVICES PERFORMED BY OTHERS. At its option, Providing Company may cause any Service it is required to provide hereunder to be provided by another member of its Group or by any other Person that is providing, or may from time to time provide, the same or similar services for the Providing Company. The Providing Company shall remain responsible, in accordance with the terms of this Agreement, for performance of any Service it causes to be so provided.

                 2.2 TERM. The term of this Agreement shall commence on the Effective Date and shall remain in effect through December 31, 1998 ("Expiration Date"), unless earlier terminated under Section 2.7 ("Termination Date"). This Agreement may be extended by the parties in writing either in whole or with respect to one or more of the Services, provided, however, that such extension shall only apply to the Service for which the Agreement was extended. The parties shall be deemed to have extended this Agreement respecting a specific Service if the Exhibit for such Service specifies a completion date beyond the aforementioned Expiration Date. The parties may agree on an earlier expiration date respecting a specific Service by specifying such date on the Exhibit for that Service. Services shall be provided up to and including the date set forth in the applicable Exhibit, subject to earlier termination as provided herein, with the understanding that Services scheduled to expire on September 30, 1996 shall expire on the later of September 30, 1996 and the Distribution Date unless the parties otherwise agree with respect to a specific Service.

                 2.3      CHARGES AND PAYMENT.

                 (a) CHARGES FOR INITIAL SERVICES. Receiving Company shall pay Providing Company the charges, if any, set forth on the Exhibit for each of the Services listed therein as adjusted, from time to time, in accordance with the process and procedures established under subsection 2.3(e) hereof. Wherever practical, charges shall be based on actual incurred costs, not budgeted or estimated costs. The parties also intend for charges to be easy to administer and justify and, therefore, they hereby acknowledge it may be counterproductive to try to recover every cost, charge or expense particularly those that are insignificant or de minimis. The parties shall use good faith efforts to discuss any situation in which the actual charge for a Service is reasonably expected to exceed the estimated charge, if any, set forth on an Exhibit for a particular Service, provided, however, that the incurrence of charges in excess of any such estimate shall not justify stopping the provision of, or payment for, Services under this Agreement.

                          (i)     In the case of Data Processing Services,
Telecommunications Services or Common Support Services, except as otherwise set forth in an Exhibit for a specific Service, the parties intend for these charges to allow Providing Company to recover the fully allocated direct costs of providing such Services plus all out-of-pocket, third party costs, charges or expenses, but without any profit. Where the number of employees assigned by each party to jointly support an Initial Service is in proportion to the parties' historical or expected use of such Initial Service, and each party is responsible for the costs and expenses of its employees so assigned, recovery may be limited to other direct costs, such as data processing and software license fees.

                          (ii)    In the case of Systems Replication and
Transfer Services, except as otherwise set forth in an Exhibit for a specific Service, the parties intend that costs and expenses associated with isolating, separating or replicating a System be borne by the parties in proportion to their usage of the System prior to the Effective Date. The parties shall determine the appropriate proportion of each party for each Systems Replication and Transfer Service prior to the Closing Date. Where the number of employees assigned by each party to jointly replicate or transfer a System is in proportion to the parties' historical or expected use of such System, and each party is responsible for the costs of its employees so assigned, recovery may be limited to other direct costs such as third party contractor fees or extraordinary data processing or networking costs. For purposes of the foregoing, the parties acknowledge that, unless otherwise agreed in writing, the costs of buying new hardware or obtaining new software licenses shall be the responsibility of the party purchasing such hardware or licensing such software.

                 (b) CHARGES FOR ADDITIONAL SERVICES. Receiving Company shall pay Providing Company the charges, if any, set forth on each Exhibit hereafter created for each of the Additional Services listed therein. Except for Systems Replication and Transfer Services required by Section 2.1(c)(ii), costs and expenses associated with System Replication and Transfer Additional Services shall be borne by the party requesting such Additional Services. Charges, if any, for other Additional Services, including those required by Section 2.1(c)(ii), shall be determined according to methods in use prior to the Closing Date or such other method as may be mutually agreed that ensures that Providing Company recovers costs and expenses, but without any profit, in accordance with subsection 2.3(a). Notwithstanding the foregoing, however, the agreement of a party to provide or receive any Additional Service that is not required pursuant to subsection 2.1(c)(ii) at any given rate or charge shall be at the sole discretion of such party.

                 (c) PAYMENT TERMS. Providing Company shall bill Receiving Company monthly for all charges pursuant to this Agreement. Such bills shall be accompanied by reasonable documentation or other reasonable explanation supporting such charges. Receiving Company shall pay Providing Company for all Services provided hereunder within thirty (30) days after receipt of an invoice therefor. Late payments shall bear interest at the Prime Rate plus two percent (2%) per annum.

                 (d) PERFORMANCE UNDER ANCILLARY AGREEMENTS. Notwithstanding anything to the contrary contained herein, Receiving Company shall not be charged under this Agreement for any Services that are specifically required to be performed under the Separation and Distribution Agreement or any other Ancillary Agreement and any such other Services shall be performed and charged for in accordance with the terms of the Separation and Distribution Agreement or such other Ancillary Agreement.

                 (e) ERROR CORRECTION; TRUE-UPS; ACCOUNTING. Before the Closing Date, the parties shall agree on a process and procedure for conducting internal audits and making adjustments to charges as a result of the movement of employees and functions between parties, the discovery of errors or omissions in charges, as well as a true-up of amounts owed. The parties shall set forth the agreed upon process and procedure in Exhibit 1 hereto. In no event shall such processes and procedures extend beyond one (1) year after completion of a Service.

                 (f)      PRICING ADJUSTMENTS.   In the event of a tax audit
adjustment relating to the pricing of any or all Services provided pursuant to this Agreement in which it is determined by a taxing authority that any of the charges, individually or in combination, did not result in an arm's-length payment, as determined under internationally accepted arm's-length standards, then the parties, including a Providing Company subcontractor or a member of the Providing Company's Group providing or receiving Services hereunder, may agree to make corresponding adjustments to the charges in question for such period to the extent necessary to achieve arm's-length pricing. Any adjustment made pursuant to this subsection 2.3(f) shall be reflected in the parties' official books and records, and the resulting overpayment or underpayment shall create an obligation to be paid in the manner specified in subsection 2.3(c).

                 2.4      GENERAL OBLIGATIONS; STANDARD OF CARE.

                 (a) PERFORMANCE METRICS: PROVIDING COMPANY. Subject to subsection 2.5(c), the Providing Company shall maintain sufficient resources to perform its obligations hereunder. Specific performance metrics for the Providing Company may be set forth in Exhibits. Where none is set forth for Data Processing Services, Telecommunications Services and Common Support Services, the Providing Company shall use reasonable efforts to provide Services in accordance with the policies, procedures and practices in effect before the date hereof and shall exercise the same care and skill as it exercises in performing similar services for itself. Where none is set forth for System Replication and Transfer Services, the Providing Company will use reasonable efforts to replicate and transfer each System so that it has substantially the same functionality for Receiving Company as it did immediately before the date hereof taking into account changes reasonably expected and customary in a new operating environment.

                 (b) PERFORMANCE METRICS: RECEIVING COMPANY. Specific performance metrics for the Receiving Company may be set forth in Exhibits. Where none is set forth, the Receiving Company shall use reasonable efforts, in connection with receiving Services, to follow the policies, procedures and practices in effect before the date hereof including providing information and documentation sufficient for Providing Company to perform the Services as they were performed before the date hereof and making available, as reasonably requested by the Providing Company, sufficient resources and timely decisions, approvals and acceptances in order that Providing Company may accomplish its obligations hereunder in a timely manner.

                 (c) TRANSITIONAL NATURE OF SERVICES; CHANGES. The parties acknowledge the transitional nature of the Services and that Providing Company may make changes from time to time in the manner of performing the Services if Providing Company is making similar changes in performing similar services for members of its own Group and if Providing Company furnishes to Receiving Company substantially the same notice Providing Company shall provide members of its own Group respecting such changes. Notwithstanding the foregoing, between the date hereof and January 1, 1997, Providing Company will not make any material change to Systems affecting Receiving Company without first providing thirty (30) days prior written notice and obtaining Receiving Company's prior written consent, which consent shall not be unreasonably withheld or delayed.

                 (d) RESPONSIBILITY FOR ERRORS; DELAYS. Providing Company's sole responsibility to Receiving Company:

                          (i)     for errors or omissions in Data Processing
Services, Telecommunications Services and Common Support Services, shall be to furnish correct information, payment and/or adjustment in the Services, at no additional cost or expense to Receiving Company; provided, Receiving Company must promptly advise Providing Company of any such error or omission of which it becomes aware after having used reasonable efforts to detect any such errors or omissions in accordance with the standard of care set forth in subsection 2.4(b);

                          (ii)    for failure to deliver any Data Processing
Service, Telecommunications Service or Common Support Service because of Impracticability, shall be to use reasonable efforts, subject to subsection 2.5(c), to make the Services available and/or to resume performing the Services as promptly as reasonably practicable;

                          (iii)   for an error, bug, fault or deficiency in a
replicated or transferred System (a "System Error") that did not exist in the System immediately before the Closing Date, shall be to use reasonable efforts, subject to subsection 2.5(c) and taking into account the importance of the affected System to the Receiving Company's business operations, to cooperate with Receiving Company to correct such System Error at no additional cost or expense to Receiving Company (such correction may take the form of new or revised software or an appropriate work-around); provided, Receiving Company must advise Providing Company of any such System Error within sixty (60) days after completion of the activities set forth in (A) the Exhibit for the System containing a System Error or (B) the Exhibit for any feeder System that caused the System Error, whichever is later;

                          (iv)    for failure to complete any of the Systems
Replication or Transfer Services because of Impracticability, shall be to use reasonable efforts, subject to subsection 2.5(c), to make the Systems available to Receiving Company from a Providing Company facility until Providing Company can resume replication or transfer activities or until the parties devise an appropriate alternative approach pursuant to subsection 2.4(f).

                 (e) GOOD FAITH COOPERATION; CONSENTS. The parties will use good faith efforts to cooperate with each other in all matters relating to the provision and receipt of Services. Such cooperation shall include exchanging information, providing electronic access to Systems used in connection with Services, performing true-ups and adjustments and obtaining all consents, licenses, sublicenses or approvals necessary to permit each party to perform its obligations hereunder. The costs of obtaining such consents, licenses, sublicenses or approvals shall be allocated in accordance with
Section 2.3(a). The parties will maintain documentation supporting the information contained in the Exhibits and cooperate with each other in making such information available as needed in the event of a tax audit, whether in the United States or any other country.

                 (f) ALTERNATIVES. If Providing Company reasonably believes it is unable to provide any Service because of a failure to obtain necessary consents, licenses, sublicenses or approvals pursuant to subsection 2.4(e) or because of Impracticability, the parties shall cooperate to determine the best alternative approach. Until such alternative approach is found or the problem otherwise resolved to the satisfaction of the parties, the Providing Party shall use reasonable efforts, subject to Section 2.5(b) and Section 2.5(c), to continue providing the Service or, in the case of Systems, to support the function to which the System relates or permit Receiving Party to have access to the System so Receiving Party can support the function itself. To the extent an agreed upon alternative approach requires payment above and beyond that which is included in the Providing Company's charge for the Service in question, the parties shall share equally in making any such payment unless they otherwise agree in writing.

                 2.5      CERTAIN LIMITATIONS.

                 (a) SERVICE BOUNDARIES. Except as provided in an Exhibit for a specific Service: (i) Providing Company shall be required to provide the Services only to the extent and only at the locations such Services are being provided by Providing Company for the members of the Receiving Company's Group immediately prior to the Effective Date; and (ii) the Services will be available only for purposes of conducting the business of the Receiving Company substantially in the manner it was conducted prior to the Effective Date.

                 (b) IMPRACTICABILITY. Providing Company shall not be required to provide any Service to the extent the performance of such Service becomes "Impracticable" as a result of a cause or causes outside the reasonable control of Providing Company including unfeasible technological requirements, or to the extent the performance of such Services would require Providing Company to violate any applicable laws, rules or regulations or would result in the breach of any software license or other applicable contract.

                 (c) ADDITIONAL RESOURCES. Except as provided in an Exhibit for a specific Service, in providing the Services, Providing Company shall not be obligated to: (i) hire any additional employees; (ii) maintain the employment of any specific employee; (iii) purchase, lease or license any additional equipment or software; or (iv) pay any costs related to the transfer or conversion of Receiving Company's data to Receiving Company or any alternate supplier of Services.

                 (d) NO SALE, TRANSFER, ASSIGNMENT. Receiving Company may not sell, transfer, assign or otherwise use the Services provided hereunder, in whole or in part, for the benefit of any Person other than a member of the Receiving Company's Group.

                 2.6      CONFIDENTIALITY.

                 (a) INFORMATION SUBJECT TO OTHER OBLIGATIONS. Providing Company and Receiving Company agree that all Information regarding the Services, including, but not limited to, price, costs, methods of operation, and software, shall be maintained in confidence and shall be subject to Article VIII, relating to preservation and exchange of information and protection of Proprietary Information, of the Separation and Distribution Agreement.

                 (b) ALL INFORMATION CONFIDENTIAL. Providing Company's Systems used to perform the Services provided hereunder are confidential and proprietary to Providing Company or third parties. Receiving Company shall treat these Systems and all related procedures and documentation as confidential and proprietary to Providing Company or its third party vendors.

                 (c)      INTERNAL USE; TITLE, COPIES, RETURN.  Subject to
Article IV of the Technology Assignment and Joint Ownership Agreement, between AT&T and Lucent, relating to ownership of copyrights, and Article II of the Technology License Agreement, relating to ownership of and rights to use technology, Receiving Company agrees that:

                          (i)     all Systems, procedures and related materials
provided to Receiving Company are for Receiving Company's internal use only and only as related to the Services or any of the underlying Systems used to provide the Services;

                          (ii)    title to all Systems used in performing the
Services provided hereunder shall remain in Providing Company or its third party vendors;

                          (iii)     Receiving Company shall not copy, modify,
reverse engineer, decompile or in any way alter Systems without Providing Company's express written consent;

                          (iv)    Upon the termination of any of the Services,
Receiving Company shall return to Providing Company, as soon as practicable, any equipment or other property of Providing Company relating to the Services which is owned or leased by it and is or was in Receiving Company's possession or control.

                 2.7      TERMINATION.

                 (a) RECEIVING COMPANY TERMINATION. Receiving Party may terminate this Agreement either with respect to all, or with respect to any one or more, of the Data Processing Services, Telecommunications Services or Common Support Services provided hereunder at any time and from time to time, for any reason or no reason, by giving written notice to the Providing Party at least ninety (90) days prior to the date of such termination. Receiving Company may immediately terminate this Agreement either with respect to all, or with respect to any one or more, of the Systems Replication and Transfer Services provided hereunder at any time and from time to time, for any reason or no reason, by giving written notice to the Providing Party. In the case of termination by Receiving Company of a Systems Replication and Transfer Service, Receiving Company shall compensate Providing Party for the costs, in accordance with subsection 2.3(a)(ii), incurred by Providing Party in performing such Service up to the date on which Providing Party receives written notice of Receiving Party's termination.

                 (b) PROVIDING COMPANY TERMINATION. Except where a longer term is set forth in an Exhibit for any particular Service, Providing Company may terminate this Agreement either with respect to all, or with respect to any one or more, of the Services provided hereunder at any time after January 1, 1997, for any reason or no reason, by giving written notice to the Receiving Party at least ninety (90) days prior to the date of such termination. If Providing Company terminates this Agreement under this subsection 2.7(b), it will have a continuing obligation to transfer to the Receiving Company all Information of Receiving Company, including but not limited to data stores for Systems, in an agreed upon format and at mutual equal expense.

                 (c) TERMINATION OF LESS THAN ALL SERVICES. In the event of any termination with respect to one or more, but less than all, Services, this Agreement shall continue in full force and effect with respect to any Services not terminated hereby.


                 (d) USER IDS, PASSWORDS. The parties shall use good faith efforts at the termination or expiration of this Agreement or any specific Exhibit hereto, to ensure that all user IDs and passwords are canceled and, subject to Section 2.5(c), that any data pertaining solely to the other parties are deleted or removed from Systems.

         2.8 DISCLAIMER OF WARRANTIES, LIMITATION OF LIABILITY AND INDEMNIFICATION.

                 (a) DISCLAIMER OF WARRANTIES. PROVIDING COMPANY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SERVICES. PROVIDING COMPANY MAKES NO REPRESENTATIONS OR WARRANTIES AS TO THE QUALITY, SUITABILITY OR ADEQUACY OF THE SERVICES FOR ANY PURPOSE OR USE.

                 (b) LIMITATION OF LIABILITY; INDEMNIFICATION OF RECEIVING COMPANY. Providing Company shall have no Liability to Receiving Company with respect to its furnishing any of the Services hereunder except for Liabilities arising out of the willful misconduct occurring after the Closing Date of Providing Company or any member of the Providing Company's Group. Providing Company will indemnify, defend and hold harmless Receiving Company Indemnitees in respect of all Liabilities related to, arising from, asserted against or associated with such willful misconduct. Such indemnification obligation shall be a Liability of the Providing Company for purposes of the Separation and Distribution Agreement and the provisions of Article V with respect to indemnification shall govern with respect thereto. In no event shall Providing Company or any member of the Providing Company's Group have any Liability for any incidental, indirect, special or consequential damages, whether or not caused by or resulting from negligence or breach of obligations hereunder and whether or not informed of the possibility of the existence of such damages.

                 (c) LIMITATION OF LIABILITY; INDEMNIFICATION OF PROVIDING COMPANY. Receiving Company shall indemnify and hold harmless the Providing Company's Indemnitees in respect of all Liabilities related to, arising from, asserted against or associated with Providing Company's furnishing or failing to furnish the Services provided for in this Agreement, other than Liabilities arising out of the willful misconduct following the Closing Date of Providing Company or any member of the Providing Company's Group. The provisions of this indemnity shall apply only to losses which relate directly to the provision of Services. Such indemnification obligation shall be a Liability of the Receiving Company for purposes of the Separation and Distribution Agreement and the provisions of Article V with respect to indemnification shall govern with respect thereto. In no event shall Receiving Company or any member of the Receiving Company's Group have any Liability for any incidental, indirect, special or consequential damages, whether or not caused by or resulting from negligence or breach of obligations hereunder and whether or not informed of the possibility of the existence of such damages.

                 (d) SUBROGATION OF RIGHTS VIS-A-VIS THIRD PARTY CONTRACTORS. In the event any Liability arises from the performance of Services hereunder by a third party contractor, the Receiving Company shall be subrogated to such rights, if any, as the Providing Company may have against such third party contractor with respect to the Services provided by such third party contractor to or on behalf of the Receiving Company.

                 2.9 REPRESENTATIVE. The parties shall each appoint a Representative to facilitate communications and performance under this Agreement. Each party may treat an act of a Representative of another party as being authorized by such other party without inquiring behind such act or ascertaining whether such Representative had authority to so act. The initial Representatives are named on Exhibit 2. Each party shall have the right at any time and from time to time to replace any of its Representatives by giving notice in writing to the other party setting forth the name of (i) each Representative to be replaced and (ii) the replacement, and certifying that the replacement Representative is authorized to act for the party giving the notice in all matters relating to this Agreement. Each Representative is hereby authorized by the party he or she represents to approve the establishment of new or modifications to existing Exhibits for Initial Services before or after the Closing Date and the addition of new Exhibits for Additional Services after the Closing Date.


                                  ARTICLE III
                                 MISCELLANEOUS

                 3.1 TAXES. Receiving Company shall bear all taxes, duties and other similar charges (and any related interest and penalties), imposed as a result of its receipt of Services under this Agreement, including any tax which Receiving Company is required to withhold or deduct from payments to Providing Company, except (a) any tax allowable as a credit against the U.S. Federal income tax of the Providing Company, and (b) any net income tax imposed upon Providing Company by the country of its incorporation or any governmental entity within its country of incorporation. To assist Providing Company in obtaining the credit identified in subsection (b) of this Section 3.1, Receiving Company shall furnish Providing Company with such evidence as may be required by the relevant taxing authorities to establish that any such tax has been paid.

                 3.2 LAWS AND GOVERNMENTAL REGULATIONS. Receiving Company shall be responsible for (i) compliance with all laws and governmental regulations affecting its business and (ii) any use Receiving Company may make of the Services to assist it in complying with such laws and governmental regulations. While Providing Company shall not have any responsibility for Receiving Company's compliance with the laws and regulations referred to above, Providing Company agrees to use reasonable efforts, subject to subsection 2.5(c), to cause the Services to be designed in such manner that such Services shall be able to assist Receiving

Company in complying with applicable legal and regulatory responsibilities. The Providing Company's charge, if any, for such Service may reflect its efforts under this Section 3.2. In no event, however, shall Receiving Company rely solely on its use of the Services in complying with any laws and governmental regulations.

                 3.3 RELATIONSHIP OF PARTIES. Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, it being understood and agreed that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship of independent contractor nor be deemed to vest any rights, interest or claims in any third parties.

                 3.4 INCORPORATION OF PROVISIONS OF THE SEPARATION AND DISTRIBUTION AGREEMENT.

                 The following provisions of the Separation and Distribution Agreement are hereby incorporated herein by reference, and unless otherwise expressly specified herein, such provisions shall apply as if they are fully set forth herein (references in paragraphs (a) through (d) below to "Article" shall mean Articles of the Separation and Distribution Agreement, and except as expressly set forth below, references in the material incorporated herein by reference shall be references to the Separation and Distribution Agreement):

                          (a)     Article V, relating to mutual releases and
indemnification, including procedures;

                          (b)     Article VIII, relating to preservation and
exchange of information and protection of proprietary information;

                          (c)     Article IX, relating to arbitration and
dispute resolution; and

                          (d)     Article XII, miscellaneous provisions.

                 3.5 EXPENSES. Except as expressly set forth herein (including in the Exhibits hereto) or in the Separation and Distribution Agreement or another Ancillary Agreement, whether or not the IPO or the Distribution is consummated, all legal and other costs and expenses incurred in connection with this Agreement will be paid by AT&T (in the case of costs or expenses incurred by AT&T or any other member of the AT&T Services Group), NS-MPG (in the case of costs or expenses incurred by NS-MPG or any other member of the NS-MPG Group) or NCR (in the case of costs or expenses incurred by NCR or any other member of the NCR Group).

                 3.6 REFERENCES. All reference to Sections, Articles, Exhibits or Schedules contained herein mean Sections, Articles, Exhibits or Schedules of or to this Agreement, as the case may be, unless otherwise stated. When a reference is made in this Agreement to a "party" or "parties", such reference shall be to a party or parties to this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The use of the singular herein shall be deemed to be or include the plural (and vice versa) whenever appropriate. The use of the words "hereof", "herein", "hereunder", and words of similar import shall refer to this entire Agreement, and not to any particular article, section, subsection, clause, paragraph or other subdivision of this Agreement, unless the context clearly indicates otherwise. The word "or" shall not be exclusive; "may not" is prohibitive and not permissive.

                 3.7 MODIFICATION AND AMENDMENT. Except for modifications to Exhibits, which may be made by Representatives pursuant to Section 2.9 hereof, this Agreement may not be modified or amended, or any provision waived, except in the manner set forth in the Separation and Distribution Agreement.

                 3.8 INCONSISTENCY. In the event of any inconsistency between the terms of this Agreement and any of the Exhibits hereto, the terms of this Agreement, other than charges, shall control.

                 IN WITNESS WHEREOF, the parties have executed this Interim Services and Systems Replication Agreement as of the date first above written.


                                        AT&T CORP.


                                        By:    /s/
                                              --------------------------------
                                        Name:
                                              --------------------------------
                                        Title:
                                              --------------------------------


                                              LUCENT TECHNOLOGIES INC.


                                        By:    /s/
                                              --------------------------------
                                        Name:
                                              --------------------------------
                                        Title:
                                              --------------------------------


                                              NCR CORPORATION


                                        By:    /s/
                                              --------------------------------
                                        Name:
                                              --------------------------------
                                        Title:
                                              --------------------------------